UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

FULGENT GENETICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FULGENT GENETICS, INC.

Principal Executive Offices:

4978 Santa Anita Avenue

Temple City, California 91780

April 1, 2021

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (“Annual Meeting”) of Fulgent Genetics, Inc. to be held at our offices at 4401 Santa Anita Avenue, Suite 214, El Monte, California 91731, on Thursday, May 20, 2021, at 9:00 a.m. Pacific Time.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about April 5, 2021, we expect to mail to our stockholders a Notice containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2020 and vote online. The Notice contains instructions on how you can receive a paper copy of the Proxy Statement, proxy card and Annual Report if you only received a Notice by mail.

The following notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that will be discussed and voted on at the Annual Meeting and provide certain other information about Fulgent Genetics.

Your vote is very important. Please vote as promptly as possible. Thank you for supporting Fulgent Genetics.

Sincerely,

/s/ Ming Hsieh
Ming Hsieh
President and Chief Executive Officer

FULGENT GENETICS, INC.

Principal Executive Offices:

4978 Santa Anita Avenue

Temple City, California 91780

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2021

The annual meeting of stockholders (“Annual Meeting”) of Fulgent Genetics, Inc. (the “Company”) will be held at the Company’s offices at 4401 Santa Anita Avenue, Suite 214, El Monte, California 91731, on Thursday, May 20, 2021, at 9:00 a.m. Pacific Time, for the following purposes:

1.	To elect four directors to serve one-year terms expiring in 2022;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement that accompanies this notice.

The Company’s Board of Directors has fixed the close of business on March 26, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at the Company’s principal executive offices during normal business hours for the 10 days before the Annual Meeting.

By order of the Board of Directors,

/s/ Ming Hsieh
Ming Hsieh
President and Chief Executive Officer

Temple City, California

April 1, 2021

FULGENT GENETICS, INC.

Principal Executive Offices:

4978 Santa Anita Avenue

Temple City, California 91780

PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2021

FULGENT GENETICS, INC.

Principal Executive Offices:

4978 Santa Anita Avenue

Temple City, California 91780

PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2021

GENERAL INFORMATION

The board of directors (“Board”) of Fulgent Genetics, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), is providing this proxy statement (“Proxy Statement”) and all other proxy materials to you in connection with the solicitation of proxies for use at our 2021 annual meeting of stockholders (“Annual Meeting”). The Annual Meeting will be held at our offices at 4401 Santa Anita Ave, Suite 214, El Monte, California 91731, on Thursday, May 20, 2021, at 9:00 a.m. Pacific Time (“PT”), or any adjournment or postponement thereof, for the purposes stated in this Proxy Statement. Stockholders are being asked to vote at the Annual Meeting on the following three proposals: (1) the election of four directors to the Board; (2) the ratification of the appointment of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and (3) such other business as may properly come before the Annual Meeting. This Proxy Statement summarizes the information that you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials for the Annual Meeting, including this Proxy Statement, our 2020 annual report, which includes our annual report on Form 10-K for the year ended December 31, 2020 (“Annual Report”) via the Internet. On or about April 5, 2021, we expect to mail beneficial owners of our common stock a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the Internet.

Internet distribution of our proxy materials is designed to provide our stockholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

In addition, we are also making all of our proxy materials for the Annual Meeting available on the Internet. Applicable SEC rules require us to notify our stockholders of the availability of our proxy materials on the Internet with the following notice:

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on Thursday, May 20, 2021

This Proxy Statement and the Annual Report are available at
www.envisionreports.com/FLGT

Record Date; Outstanding Shares

All stockholders that owned shares of our common stock at the close of business on March 26, 2021, the date which has been fixed by the Board as the record date for the Annual Meeting, are entitled to vote at the Annual Meeting.

On the record date for the Annual Meeting, 28,989,270 shares of our common stock were outstanding.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “How to Cast or Revoke Your Vote” below.

Voting Matters

Voting Rights

Each share of our common stock entitles the owner of the share to one vote on all matters to be voted on at the Annual Meeting. The proxy card mailed or otherwise delivered to you indicates the number of shares of our common stock that you own.

Quorum Requirement

We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present in person or represented by proxy at the Annual Meeting. Shares represented by proxies that reflect abstentions or broker non‑votes (discussed below under “Effect of Not Providing Voting Instructions; Broker Non-Votes”) will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Effect of Not Providing Voting Instructions; Broker Non-Votes

Stockholders of Record.  You are a “stockholder of record” if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you were a stockholder of record at the close of business on the record date for the Annual Meeting and you submit a valid proxy that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of our Board on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name.  You are a beneficial owner of share held in “street name” if your shares are not held of record in your name but are held by a broker, bank or other nominee on your behalf as the beneficial owner. If your shares were held in street name at the close of business on the record date for the Annual Meeting, it is critical that you provide voting instructions to your broker, bank or other nominee if you want your vote to count on the election of directors (Proposal 1). This proposal constitutes a “non-routine” matter on which a broker, bank or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee on how to vote on Proposal 1, then no vote will be cast on this proposal on your behalf and a “broker non-vote” will occur. Your broker, bank or other nominee will, however, have discretion to vote uninstructed shares on the ratification of the appointment of D&T as our independent registered public accounting firm (Proposal 2), because this proposal constitutes a “routine” matter on which a broker, bank or other nominee is entitled to vote shares held on behalf of a beneficial owner even without receiving voting instructions from the beneficial owner. As a result, broker non-votes are not expected to occur in the vote on Proposal 2.

Voting Requirements

The election of directors (Proposal 1) will be determined by a plurality of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. This means that the four nominees who receive the highest number of affirmative votes will be duly elected as directors. As a result, because of the nature of this voting requirement, abstentions and broker non‑votes, if any, will have no effect on the outcome of the election of directors.

The ratification of the appointment of D&T as our independent registered public accounting firm (Proposal 2) must be approved by the affirmative vote of a majority of the votes cast for the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of the votes on this proposal because abstentions are not considered to be present or entitled to vote with respect to the proposal for which they occur; broker non-votes are not expected to occur on Proposal 2 because, as discussed above, brokers, banks and other nominees will be entitled to vote uninstructed shares held in street name on this proposal.

The following is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Auditor	Majority of Votes Cast	Routine	Abstentions: No effect Broker non-votes: None expected

Tabulation of Votes

The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting. All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the voting instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under “How to Cast or Revoke Your Vote” below. If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.

How to Cast or Revoke Your Vote

Stockholders of Record

If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in any one of the following ways:

•	By Telephone. You may vote by proxy by calling the toll-free number found on the accompanying proxy card for the Annual Meeting.
•	On the Internet. You may vote by proxy on the Internet by visiting www.envisionreports.com/FLGT and following the instructions on the accompanying proxy card for the Annual Meeting.
•	By Mail. You may vote by proxy by completing in full the accompanying proxy card for the Annual Meeting and mailing it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting. We will provide you a voting ballot when you arrive.

Votes submitted by telephone or on the Internet must be received by 9:00 a.m. PT on Thursday, May 20, 2021 to be counted. Votes submitted in person or by mail must be cast or received no later than the close of voting at the Annual Meeting to be counted.

Once you have submitted your proxy by telephone, on the Internet or by mail, you may revoke it at any time before it is voted at the Annual Meeting by taking any one of the following actions:

•	Later-Dated Vote. You may revoke a previously-submitted proxy by submitting a later-dated vote by telephone, on the Internet, by mail or in person at the Annual Meeting.
•

Written Notice.  You may also revoke a previously-submitted proxy by sending or otherwise delivering a written notice of revocation to the attention of our Corporate Secretary at the address of our principal executive offices.

To be effective, any later-dated vote must be received by the applicable deadline for the voting method used and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to the voting method used will be counted.

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares held in street name, you have the right to direct your broker, bank or other nominee on how to vote your shares. You should do so by following the instructions provided by your broker, bank or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy. The availability of telephone, Internet or other voting methods will depend on the voting processes of the broker, bank or other nominee that holds your shares.

Attending the Annual Meeting

All stockholders that owned our common stock at the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting in person. If you elect to attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, to gain admission. Additionally, if your shares are held in street name, you will need to bring a copy of a brokerage statement reflecting your ownership of our common stock as of the record date for the Annual Meeting, as well as a legal proxy issued in your name from the broker, bank or other nominee that holds your shares. Contact your broker, bank or other nominee to obtain these items.

Submitting your proxy before the Annual Meeting will not affect your right to vote in person if you decide to attend the Annual Meeting, and you are encouraged to vote by proxy before the Annual Meeting to ensure your vote will be counted. However, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you must give oral notice of your intention to vote in person to the inspector of elections of the Annual Meeting and submit a completed ballot at the Annual Meeting reflecting your new vote.

Householding

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we may deliver a single copy of the notice or of this Proxy Statement and our Annual Report to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder. This procedure reduces the Company’s printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Additionally, upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of these materials. To receive a separate copy of this Proxy Statement or the Annual Report, or to notify us that you wish to receive separate copies of our proxy materials for future annual meetings of our stockholders, write to the attention of our Corporate Secretary at the address of our principal executive offices or call (626) 350-0537. Stockholders who share an address and are receiving multiple copies of our proxy materials may also request to receive a single copy of the Proxy Statement and the Annual Report or our proxy materials for future annual meetings of our stockholders by writing or calling us at the address or telephone number provided above.

Solicitation

This solicitation is made by our Board and we will bear the entire cost of soliciting proxies, including the costs of preparing, printing, assembling and mailing this Proxy Statement, the Annual Report, the accompanying proxy card for the Annual Meeting and any additional proxy materials we may furnish to stockholders. We will provide copies of solicitation materials to brokers, banks and other nominees holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners of those shares, and we may reimburse persons representing beneficial owners for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the delivery of our proxy materials to stockholders and the availability of these materials on the Internet, but may be supplemented by telephone, mail, e-mail or personal solicitation by our directors, executive officers or other employees. We will pay no additional compensation to these individuals for these activities. In addition, we have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board, acting pursuant to our bylaws, has determined that the number of directors constituting the full Board upon the conclusion of the Annual Meeting is to be four. The Board has, upon recommendation of our nominating committee, nominated Ming Hsieh, John Bolger, Yun Yen, M.D., Ph.D., F.A.C.P. and Linda Marsh for election as members of the Board, and you are being asked to vote on each of these four director nominees.

Each of the nominees is currently a director of our Company and each was elected or re-elected by our stockholders at our 2020 annual meeting of stockholders. Upon his her or her re-election at the Annual Meeting, each director will serve a one‑year term until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. During the course of a term, the Board may appoint a new director to fill any vacant seat. In that event, the newly appointed director would complete the term of the director he or she replaced or, if appointed to fill a vacancy caused by an increase to the size of the Board, serve until the next annual meeting of our stockholders. Each person nominated for election at the Annual Meeting has agreed to serve if elected, and we have no reason to believe any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board or, if no nominee is proposed by the Board, a vacancy will occur.

We encourage, but do not require, our directors to attend meetings of our stockholders. None of our directors attended our 2020 annual meeting of stockholders, and none of our directors are expected to attend the Annual Meeting.

Director Nominees

The names of the director nominees, their ages as of May 1, 2021, their positions with our Company and other information about their background, experience, qualifications, attributes and skills are presented below.

Name of Director Nominee	Age	Position(s) and Office(s)
Ming Hsieh	65	President, Chief Executive Officer and Chair of the Board
John Bolger	74	Director
Yun Yen, M.D., Ph.D., F.A.C.P.	66	Director
Linda Marsh	71	Director

Ming Hsieh, our founder, served as the manager of our predecessor, Fulgent Therapeutics LLC (“Fulgent LLC”), from its inception in June 2011 until September 2016, was appointed as our director, President and Chief Executive Officer upon our incorporation in May 2016 and was appointed as Chair of our Board in September 2016 in connection with our initial public offering. Prior to founding our Company, Mr. Hsieh served as Chief Executive Officer, President and Chairman of the board of directors of Cogent, Inc., a biometric identification services and products company he co-founded in 1990, which was acquired by 3M in 2010. Prior to his tenure at Cogent, Mr. Hsieh founded and served as Vice President of AMAX Technology from 1987 to 1990. Mr. Hsieh currently serves on the board of directors of Fortinet, Inc., a network security company traded on the Nasdaq Global Select Market. Mr. Hsieh received a B.S.E.E. from the University of Southern California in 1983 and an M.S.E.E. from the University of Southern California in 1984, as well as honorary doctoral degrees from the University of Southern California in 2010 and the University of West Virginia in 2011. Mr. Hsieh has served as a trustee at the University of Southern California since 2007 and at Fudan University in China since 2011. In 2015, Mr. Hsieh was elected to the National Academy of Engineering.

Mr. Hsieh was selected to serve on our Board based on his extensive management experience, his knowledge of our business, culture and operations as our founder, his engineering expertise and his service for and leadership of our Company since inception.

John Bolger was appointed as a member of our Board in September 2016 in connection with our initial public offering. For the past eight years, Mr. Bolger has been retired and has operated as a private investor. Mr. Bolger has also served as a director of Tintri Inc., a virtual machine-aware storage solution company, from January 2016 to 2018. Mr. Bolger has extensive public company board and audit committee experience, having served as a director and audit committee chair of the following publicly traded companies for various terms during the period from 1993 to 2010: Integrated Device Technology, Inc., Sanmina Corp., Data Race, Inc., TCSI, Inc., Integrated Systems, Inc., Wind River Systems, Inc., Mission West Property, Inc., Cogent, Inc., Micromuse, Inc., JNI Corporation, Mattson Technology and McAfee Associates, Inc. Mr. Bolger also served as Vice President, Chief Financial and Administrative Officer of Cisco Systems, Inc., a manufacturer of computer networking systems, from 1989 to 1992. Mr. Bolger received a B.A. from the University of Massachusetts and an M.B.A. from Harvard University and he is a Certified Public Accountant.

Mr. Bolger was selected to serve on our Board based on his more than 30 years of accounting and financial expertise, as well as his extensive public company board and senior management experience.

Yun Yen, M.D., Ph.D., F.A.C.P., is a founder of our genetic testing business and was appointed as a member of our Board in September 2016 in connection with our initial public offering. Dr. Yen serves as an Adjunct Professor at Case Western Reserve University and California Institute of Technology, as well as an Emeritus President at Taipei Medical University in Taiwan. Dr. Yen’s prior experience includes service as the Allen and Lee Chao Endowed Chair in Developmental Cancer Therapeutics at the City of Hope Comprehensive Cancer Center from 2008 until 2014, Chair of the City of Hope’s Molecular Pharmacology Department, Interim Chair at the City of Hope Medical Oncology, and Associate Director for Translational Research at the City of Hope Comprehensive Cancer Center from 2005 until 2014. Dr. Yen holds memberships or fellowships in numerous professional organizations, including National Academy of Inventors, Russian Academy of Engineering, and American Association for the Advancement of Science, and has published more than 300 peer-reviewed journal articles. Dr. Yen received a M.D. from Taipei Medical College in 1982 and a Ph.D. in Pathology and Cell Biology from Thomas Jefferson University in 1988.

Dr. Yen was selected to serve on our Board based on his extensive expertise within the life sciences field, as well as his educational and professional background.

Linda Marsh was appointed to serve on our Board in August 2019. Ms. Marsh has been a member of the Board of Directors of Apollo Medical Holdings, Inc. since January 2019, and she is currently the Senior Executive Vice President of AHMC Healthcare Inc. (“AHMC Healthcare”), a fully-integrated hospital health system in Southern California with over 1,200 acute care beds and over 7,000 employees. Ms. Marsh joined AHMC Healthcare in 1999 and oversees all financial matters for seven acute care hospitals: San Gabriel Valley Medical Center, Garfield Medical Center, Anaheim Regional Medical Center, Whittier Hospital Medical Center, Alhambra Hospital, Monterey Park Hospital and Greater El Monte Community Hospital. Additionally, Ms. Marsh is responsible for all federal, state and local government relations, as well as all risk management activities. Ms. Marsh is a Board member of the Hospital Association of Southern California, a Board member of Private Essential Access Community Hospitals and also a Board member of the American Red Cross. Ms. Marsh is also an active member in the Healthcare Financial Management Association. In addition, Ms. Marsh chairs or is a participating member of numerous hospital governing boards, hospital committees and community organizations. Ms. Marsh received a Bachelor of Science degree in Economics and a Master’s degree in Accounting from the University of Southern California. Ms. Marsh also completed a Healthcare Executive Program at the University of Colorado.

Ms. Marsh was selected to serve on our Board based on her extensive expertise within the healthcare field, as well as her educational and professional background.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF
EACH DIRECTOR NOMINEE

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2021. D&T has audited our financial statements for the seven annual periods ending December 31, 2020. Representatives of D&T are expected to be present at the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the appointment of D&T to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of the appointment of D&T, the audit committee of the Board will consider whether to retain the firm. Even if our stockholders ratify the appointment of D&T, the audit committee of the Board may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table presents information about the aggregate fees billed to us for services rendered by D&T during the periods presented:

	Year Ended December 31,
	2020	2019
Audit Fees(1)(5)	$1,148,562	$1,140,528
Audit-Related Fees(2)	—	—
Tax Fees(3)	159,744	59,164
All Other Fees(4)	1,895	1,895
Total	$1,310,201	$1,201,587

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-3 and Form S-8, including related comfort letters) and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. D&T rendered no such services for us in 2020 or 2019.

(3)

Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. In 2020 and 2019, these services consisted of assistance regarding federal, state and international tax compliance, and federal, state and international tax planning.

(4)

All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above. In 2020 and 2019, these fees consisted of fees for accounting research literature.

(5)	Audit fees in 2019 include $92,500 of fees billed subsequent of prior year proxy statement.

Pre‑Approval Policies and Procedures

As a matter of policy, all audit, internal control-related and permitted non‑audit services, as well as the fees and terms of such services, that are provided by our independent registered public accounting firm, except for non-audit services within the “de minimus” provisions of applicable SEC rules, are pre-approved by the audit committee of the Board. In considering such services for approval, the audit committee considers whether the provision of the services is compatible with maintaining the independence of our independent registered public accounting firm. All services provided by D&T in 2020 were pre‑approved by the audit committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF
D&T AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of The Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committee be independent. Audit committee and compensation committee members must also satisfy the enhanced independence criteria set forth in Rules 10A-3 and 10C-1 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), respectively, and corresponding Nasdaq rules.

Based on information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Bolger, Dr. Yen and Ms. Marsh, constituting three of the four directors standing for re-election at the Annual Meeting, are independent directors within the meaning of applicable Nasdaq rules, and that each member of our audit committee, compensation committee and nominating committee satisfies the enhanced independence requirements of applicable Nasdaq and SEC rules. In making this determination, the current and prior relationships of each non-employee director with our Company and all other facts and circumstances deemed relevant were considered, including their beneficial ownership of our capital stock and any related party relationships involving our Company and any such director, as described under “Certain Relationships and Related Party Transactions” below.

There are no family relationships between any director nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

The Board has determined that Mr. Hsieh is not independent because he is an employee of our Company.

Board Function, Composition and Meetings

The primary responsibilities of our Board are to provide oversight of the business and affairs of our Company, our long-term strategy and objectives and the management of our risks. The functions of the Board are carried out by the full Board and, when delegated, by our Board committees.

Our Board meets on a regular basis and additionally as needed. According to our corporate governance guidelines, our Board is to meet at least four times each year, and the independent directors of the Board are to meet in executive session (with no management directors or other management present) as often as they determine is appropriate and at least twice each year.  In 2020, our Board held a total of five meetings.  Each of Mr. Hsieh, Mr. Bolger and Ms Marsh attended 100% of the total number of Board and applicable Board committee meetings held during the period in 2020 when he or she served. Dr. Yen attended 80% of the total number of Board and applicable Board committee meetings held during the period in 2020 when he served.

Board Leadership Structure

Our Board is chaired by Mr. Hsieh. We believe having a single person serve as both Chair of our Board and Chief Executive Officer of our Company is the most effective leadership structure for us at this time. We believe Mr. Hsieh is the director best situated to identify strategic opportunities and focus the activities of the Board on the matters most critical to our business and strategy due to his commitment to our Company. The Board also believes the combined role of Chair of our Board and Chief Executive Officer promotes effective execution of strategic initiatives and facilitates information flow between management and the Board.

Board Committees

Our Board has established an audit committee, a compensation committee and a nominating committee and adopted a written charter under which each such committee operates, each of which satisfies applicable Nasdaq rules and is available on our website, www.fulgentgenetics.com. The composition and functions of each of these committees are described below. In accordance with applicable Delaware law, each committee may create one or more subcommittees consisting of one or more members of the committee and delegate to such a subcommittee any or all of the powers and authority of the committee. Members of our Board committees are expected to serve on these committees until their resignation or until otherwise determined by our Board.

Our Board may in the future establish other committees to facilitate the management of our business, in compliance with our certificate of incorporation, bylaws and applicable Delaware law and Nasdaq and SEC rules.

Audit Committee

Our audit committee is comprised of Mr. Bolger, Dr. Yen, and Ms. Marsh, and Mr. Bolger serves as chair of the committee. We have determined that each member of the audit committee meets all applicable independence and financial expertise requirements under Nasdaq and SEC rules. In addition, our Board has determined that Mr. Bolger qualifies as an “audit committee financial expert” within the meaning of applicable SEC rules. The audit committee held four meetings in 2020.

The functions of this committee include, among other things:

•	the oversight of our policies and procedures to fulfill our responsibilities regarding the fair and accurate presentation of our financial statements;

•

selecting and appointing a firm to serve as the independent registered public accounting firm to audit our financial statements, and fulfilling related obligations, including compensating, retaining, working with and overseeing the work of such firm in various respects;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly audited financial statements and related matters before the filing thereof;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls;
•	reviewing and approving material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is comprised of Mr. Bolger, Dr. Yen, and Ms. Marsh, and Ms. Marsh serves as chair of the committee. We have determined that each member of the compensation committee meets all applicable independence requirements under, and taking into account the factors set forth in, Nasdaq and SEC rules, is a non-employee director, as defined in Rule 16b-3 under the Exchange Act, and is an outside director, as defined in Section 162(m) of the Code. The compensation committee held four meetings in 2020.

The functions of this committee include, among other things:

•

reviewing and approving, or recommending that our Board approve, the compensation of our executive officers, including reviewing and recommending to our Board the terms of any compensatory agreements with our executive officers;

•

determining the objectives of our executive officer compensation programs, identifying what the programs are designed to reward, and modifying (or recommending that our Board modify) the programs as necessary, consistent with such objectives and intended rewards;

•

reviewing and approving any stock option award or any other type of equity-based or equity-linked award as may be required for complying with any tax, securities, or other regulatory (including Nasdaq) requirement, or otherwise determined to be appropriate or desirable by this committee or our Board;

•	reviewing and approving new incentive compensation and equity plans, as well as material changes to existing incentive compensation and equity plans;
•	assisting management with appropriate compensation related disclosure and reports in certain SEC filings; and
•

reviewing an annual compensation-risk assessment report and considering whether our compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company.

In addition to the role of our compensation committee in establishing executive compensation, certain of our executive officers also play a role in determining or recommending the amount or form of executive compensation. In general, our Chief Executive Officer may review and make recommendations to the compensation committee regarding the compensation of our other executive officers and members of senior management, and our Chief Executive Officer and our other executive officers may also provide background information regarding the Company’s strategies and input regarding business performance targets and performance-related compensation objectives. The compensation committee may review and consider these recommendations and other input in making compensation decisions, as it deems appropriate. Our Chief Executive Officer is not present during the compensation committee’s or the Board’s voting or deliberations regarding his compensation.

Our compensation committee has the authority to engage the services of compensation consultants or other experts or advisors as it deems appropriate in fulfilling its responsibilities. Pursuant to its charter and in accordance with applicable Nasdaq and SEC rules, the compensation committee would assess the independence of any compensation consultant, including the existence of any conflicts of interest, before any engagement. Neither the compensation committee nor our management engaged any compensation consultants in 2020.

Nominating Committee

Our nominating committee is comprised of Mr. Bolger, Dr. Yen, and Ms. Marsh, and Dr. Yen serves as chair of the committee. We have determined that each member of the nominating committee meets all applicable independence requirements under Nasdaq rules. The nominating committee held one meeting in 2020.

The functions of this committee include, among other things:

•	identifying and recommending candidates for membership on our Board;
•	evaluating, and overseeing the process of evaluating, the performance of our Board and individual directors; and
•	assisting our Board on other matters as requested.

Our nominating committee has the authority to engage the services of search firms to identify director candidates or other experts or advisors as it deems appropriate in fulfilling its responsibilities. Neither the nominating committee nor our management engaged any such firms, experts or advisors in 2020.

Board Role in Risk Oversight

Risk is inherent in every business. We face a number of risks, including business, operational, strategic, research and development, cybersecurity, financial and legal and regulatory risks. In general, our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, is responsible for the oversight of risk management.

In its risk oversight role, the Board and each of its committees regularly discusses, internally and with management, the material risks confronting our business, and considers the risks and vulnerabilities we face when granting authority to management and approving business strategies and particular transactions. As part of its oversight function, the Board also monitors the day-to-day risk management processes designed and implemented by our management and generally evaluates how our management operates our Company with respect to our risk exposures, in part through its committee structure as follows:

•	the audit committee oversees management of risks relating to our financial reporting and accounting policies and any related party or conflict-of-interest transactions;
•	the compensation committee oversees management of risks relating to our compensation practices and policies; and
•	the nominating committee oversees management of risks relating to the composition of the Board, including the independence of our directors.

We believe our Board committees, which are all comprised solely of independent directors and which meet regularly without members of management present, and their roles in the Board’s performance of its risk oversight function provide an appropriate level of independent oversight (including risk oversight) of our management, even in light of the Board’s current leadership structure, consisting of a single person serving as both Chair of our Board and Chief Executive Officer of our Company.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers (including our principal executive, financial and accounting officers and controller or persons performing similar functions), agents and representatives (including our directors and consultants). Additionally, we have adopted a supplemental code of ethics for senior financial officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers who have been designated by our Chief Executive Officer. Our code of business conduct and ethics and supplemental code of ethics for senior financial officers establish written standards for ethical conduct and are designed in accordance with applicable SEC rules.

Our code of business conduct and ethics and supplemental code of ethics for senior financial officers are available on our website, www.fulgentgenetics.com. We expect that any amendments to or waivers from certain provisions of our code of business conduct and ethics or supplemental code of ethics for senior financial officers applicable to any principal executive, financial or accounting officer or controller or persons performing similar functions will be disclosed on our website to the extent required by applicable Nasdaq or SEC rules.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its responsibilities and to serve the interests of our Company and our stockholders. Our corporate governance guidelines are available on our website, www.fulgentgenetics.com.

Director Nominations

Our Board, as a whole and through our nominating committee, is responsible for identifying, evaluating and recommending nominees to serve as directors of our Company.

Qualifications

Our nominating committee is responsible for recommending director nominee candidates to the Board. Under the nominating committee’s charter and our corporate governance guidelines, the committee considers the following qualifications in determining its director nominee recommendations, among others: experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; prominence and reputation; and any other skills, expertise, business or other knowledge and experience that would be useful to the effective oversight of our business. Since prominence and reputation in a particular profession or field of endeavor are what brings most potential candidates to the Board’s attention, the nominating committee also considers whether a director candidate has adequate time available to devote to the work of the Board and one or more of its committees. To this end, our corporate governance guidelines provide that no director should hold more than three public company directorships and our Chief Executive Officer and other Board members who are employed full-time should not hold more than two public company directorships. In addition, although we do not have a formal policy with respect to Board diversity, our Board strives to assemble a board of directors that brings a variety of perspectives and skills derived from diverse business and professional experience, and our nominating committee considers individuals from various disciplines and backgrounds in recommending director nominees. Further, our nominating committee is responsible for regularly evaluating the performance of each director then-serving on the Board and the Board as a whole, and considers the results of this evaluation in determining the candidates to recommend to the Board as director nominees. The nominating committee or the Board may establish additional or different qualifications for Board membership in the future, and the nominating committee is responsible for assessing the appropriate balance of qualifications required of Board members.

Other than the foregoing, there are no stated minimum qualifications for director nominees, and the nominating committee may consider these factors and any such other factors as it deems appropriate. The nominating committee does, however, review the activities and associations of each potential candidate to ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board. Additionally, the nominating committee recognizes that applicable Nasdaq rules provide that at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, at least a majority of the members of our Board must qualify as independent directors under applicable Nasdaq rules, and the members of certain of our Board committees must satisfy enhanced independence and financial expertise requirements under applicable Nasdaq and SEC rules.

Identification and Evaluation of Director Nominees

Our nominating committee may utilize a variety of methods for identifying director nominees. For example, potential director candidates may come to the attention of the nominating committee through current members of the Board, executive officers, professional search firms, stockholders or others. The nominating committee may consider and evaluate these candidates at any point during the year. In connection with each annual meeting of our stockholders, the nominating committee recommends to our Board certain director nominees for election at the annual meeting by our stockholders, and the Board then selects its director nominees based on its determination, using the recommendation and other information provided by the nominating committee, of the suitability of all director candidates, individually and in the aggregate, to serve as directors of our Company.

Stockholder Recommendations of Director Candidates

The nominating committee will consider director candidates recommended by stockholders and will evaluate any such candidates in the same manner as all other candidates. Any such recommendation should be made by sending a written recommendation addressed to our Corporate Secretary at the address of our principal executive offices, which should include the name, address and a current resume of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the proposed director candidate. Any stockholder-proposed director candidate that is selected by our nominating committee would be recommended by the committee as a director nominee to the Board, which would then consider and evaluate the candidate in the same manner and based on the same criteria and qualifications as other prospective director candidates. If approved by the Board, the individual would be appointed as a director to a vacant seat on the Board or included in the Board’s slate of recommended director nominees for election at our next annual meeting of stockholders.

Stockholder Nominations of Directors

A stockholder who wishes to nominate a director must comply with all applicable requirements set forth in our bylaws, including submission to us of timely written notice. To be timely, the written notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices no later than the 90th day before the date of the annual meeting of stockholders at which the director nominee is to be up for election. The stockholder’s written notice must include, among other things as specified in our bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may reference a copy of our bylaws by accessing the filings we make with the SEC, which are available through our website, www.fulgentgenetics.com, or through the SEC’s website, www.sec.gov. A stockholder who complies in full with all of the notice and other requirements set forth in our bylaws will be permitted to present the director nominee(s) at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy materials for the applicable meeting unless an SEC rule requires that we include the director nominee in our proxy materials.

Stockholder Communications with the Board

Stockholders may communicate with the Board by sending a letter to the attention of our Corporate Secretary at the address of our principal executive offices. Any such communication must set forth the name and address of the stockholder on whose behalf the communication is sent and indicate whether the communication is intended for the full Board, the non-employee directors as a group or an individual director. The Corporate Secretary, or his or her designee, may review any such communication before forwarding it to its intended recipient(s), and may choose not to forward any communication that is deemed, in the Corporate Secretary’s discretion, to be unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal, similarly unsuitable or otherwise inappropriate for Board consideration. Communications deemed to be appropriate will be forwarded to the Board or the identified director(s) on a periodic basis. Any communications that concern accounting, internal control over financial reporting or auditing matters will be handled in accordance with procedures adopted by the audit committee for such communications.

INFORMATION ABOUT EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of May 1, 2021, and their positions are shown in the table below. Each executive officer’s employment with the Company is “at-will” and may be terminated at any time without any advance notice and for any reason or no reason at all. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company. Biographical summaries of each of our executive officers who are not also members of our Board are also set forth below.

Name of Executive Officer	Age	Position(s) and Office(s)
Ming Hsieh	65	President, Chief Executive Officer and Chair of the Board
Paul Kim	53	Chief Financial Officer
Han Lin Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G.	54	Chief Scientific Officer and Laboratory Director
Jian Xie	55	Chief Operating Officer

Paul Kim has served as our Chief Financial Officer since January 2016. Prior to his service for us, Mr. Kim was retired from 2011 until 2015 and served as Chief Financial Officer of Cogent, Inc., a biometric identification services and products company, from January 2004 until 2011. Mr. Kim’s past experience also includes service as the Chief Financial Officer of JNI Corporation, a publicly traded storage area network technology company, from September 2002 until December 2003, as Vice President, Finance and Corporate Controller at JNI from October 1999 to August 2002 and as Vice President of Finance and Administration for Datafusion Inc., a privately held software development company, from January 1998 until October 1999. From April 1996 to January 1998, Mr. Kim was the Corporate Controller for Interlink Computer Sciences, Inc., a publicly-traded enterprise software company. From January 1990 to April 1996, Mr. Kim worked for Coopers and Lybrand L.L.P., leaving as an audit manager. Mr. Kim received a B.A. in Economics from the University of California at Berkeley in 1989 and is a Certified Public Accountant.

Han Lin (Harry) Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G. is a founder of our genetic testing business, has served as Fulgent LLC’s Laboratory Director since February 2012, was appointed as Fulgent LLC’s Chief Scientific Officer in January 2016 and was appointed as our Chief Scientific Officer and Laboratory Director in September 2016. Dr. Gao’s prior experience includes service as Laboratory Director of both the DNA Sequencing Core Laboratory and Clinical Molecular Diagnostics Laboratory at City of Hope from 2004 until 2013. Dr. Gao completed his clinical molecular genetics training fellowship and post-doctoral fellowship at Harvard Medical School in 2004 prior to joining City of Hope. Dr. Gao received a M.S. in Immunology and a M.D. from Peking University and Inner Mongolia University for Nationalities in China in 1993 and 1990, respectively, as well as a Ph.D. in Microbiology, Immunology and Medical Genetics from The Ohio State University in 2001. Dr. Gao is board certified in clinical molecular genetics by the American Board of Medical Genetics, is a Fellow of the American College of Medical Genetics and Genomics and serves as a team leader for laboratory inspections by the College of American Pathologists.

Jian Xie, a co-founder of Fulgent Genetics, Inc., is our Chief Operating Officer, a position he has held since April 2018. Prior to Mr. Xie’s service as our Chief Operating Officer, he served as our Vice President of Bioinformatics, a position he held since inception. Prior to joining Fulgent, Mr. Xie served as the Senior Vice President of Cogent Inc., a publicly traded biometric identification service and product company from 1996 until 2011. As Chief Operating Officer of Fulgent, Mr. Xie is responsible for managing all global operations, product vision and product engineering. He is focused on unifying all departments to maximize efficiency, drive sustainable growth and inspire continuous innovation. He received his B.A. in Engineering from Chongqing University in 1987, and has both an M.S. in Industrial Engineering and an M.S. in Computer Science from the University of New South Wales in 1992.

EXECUTIVE COMPENSATION

Elements of Compensation

The descriptions below summarize the elements of our executive officers’ compensation. Our compensation arrangements with each of our executive officers are reflected in employment agreements and severance agreements with each of them, which are filed as exhibits to our Annual Report.

Base Salary

In 2020 and 2019, the annual base salaries for Mr. Hsieh, Mr. Kim and Dr. Gao were $240,000, $210,000 and $210,000, respectively. Mr. Xie’s annual salary was $210,000 beginning February 16, 2019, and prior to that, his annual base salary was $180,000. Effective March 16, 2021, the Board approved new base salaries for Mr. Hsieh, Mr. Kim, Dr. Gao, and Mr. Xie of $750,000, $500,000, $500,000 and $600,000, respectively.

Cash Bonuses

Each of our executive officers is eligible to receive cash bonuses at the discretion of the Board or the compensation committee, no cash bonuses were awarded to any of our executive officers for performance in 2019. In December 2020, each of our executive officers received holiday bonuses in the amount of $8,000.

Equity Compensation

Each of our executive officers is eligible to receive equity awards under our equity compensation plans, as described under “Equity Compensation Plans” below, at the discretion of the Board or the compensation committee. Equity awards granted to our executive officers in 2019 and 2020 are described in the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End table below.

Severance

We have entered into severance agreements with each of our executive officers. These severance agreements provide that, subject to an executive officer’s execution and absence of revocation of a release in favor of us, the executive officer is entitled to one year of continuation of his or her then-current annual base salary following a termination of such executive officer’s employment with us for any reason within one year after a change in control of our Company. In general, the severance agreements provide that a change of control will occur if: any person or group of persons becomes the beneficial owner of more than 50% of the combined voting power of our Company (except for a transaction in which the beneficial owners of voting securities of our Company before the transaction continue to hold, directly or indirectly, the same proportions of voting securities in our Company after the transaction); the individuals who comprise our Board (or such other individuals as may be approved by a vote of at least two-thirds of our Board) cease to comprise at least a majority of our Board in any 12-month period; our Company merges or consolidates with another entity (except for a merger or consolidation effected to implement a recapitalization or similar transaction); or our Company liquidates or dissolves or sells or otherwise disposes of substantially all of its assets; in each case subject to certain specified exceptions.

Other Elements of Compensation

401(k) Plan.  We currently maintain a 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our executive officers are eligible to participate in our 401(k) plan on the same basis as our other full-time employees. Applicable tax rules allow eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions (up to 3% of pay), and these matching contributions are fully vested as of the date on which the contributions are made.

Health and Welfare Plans.  Our executive officers are eligible to participate in our employee benefit plans, including our health and welfare plans, on the same basis as our other employees.

No Tax Gross-Ups.  We generally do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our Company.

Summary Compensation Table

The following table summarizes all compensation earned by or paid or awarded to Mr. Hsieh, our principal executive officer, and Mr. Kim and Dr. Gao, our only two other executive officers who were serving as such during and through the end of 2020, for services rendered to us in all capacities in 2020 and 2019:

Name and Principal Position	Year	Salary ($)	Bonuses ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Ming Hsieh	2020	240,000	8,000	—		—	248,000
President and Chief Executive Officer	2019	240,000	—	—		—	240,000

Paul Kim	2020	210,000	8,000	1,136,800	(3)	35,656	1,390,456
Chief Financial Officer	2019	210,000	—	581,800	(4)	31,681	823,481

Han Lin Gao	2020	210,000	8,000	—		5,513	223,513
Chief Scientific Officer and Laboratory Director	2019	210,000	—	113,400	(5)	6,300	329,700

Jian Xie	2020	210,000	8,000	5,684,000	(6)	6,540	5,908,540
Chief Operating Officer	2019	205,397	—	657,400	(7)	6,162	868,959

(1)

Calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 to reflect the grant date fair value of awards on their respective grant dates. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements included in the Annual Report.

(2)

Amounts consist of our matching contributions under our 401(k) retirement savings plan for Dr. Gao and Mr. Xie. For Mr. Kim, the amounts reflect $2,603 in matching contributions under our 401(k) retirement savings plan in 2020 and $33,053 and $31,681 for the rent and other costs paid by us for an apartment located near our corporate headquarters that was used by Mr. Kim in 2020 and 2019, respectively.

(3)

Represents restricted stock unit awards relating to 40,000 shares granted on August 3, 2020 (vesting commencement date of August 3, 2020). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after the vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Mr. Kim's continued service for us on each vesting date.

(4)

Represents restricted stock unit awards relating to 20,000 shares granted on February 27, 2019 (vesting commencement date of March 1, 2019), 15,000 shares granted on August 1, 2019 (vesting commencement date of August 15, 2019), and 40,000 shares granted on November 1, 2019 (vesting commencement date of November 15, 2019). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after each vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Mr. Kim's continued service for us on each vesting date.

(5)

Represents a restricted stock unit award relating to 15,000 shares of our common stock granted on August 1, 2019 (vesting commencement date of August 15, 2019). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after the vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Dr. Gao's continued service for us on each vesting date.

(6)

Represents restricted stock unit awards relating to 200,000 shares granted on August 3, 2020 (vesting commencement date of August 3, 2020). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after each vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Mr. Xie's continued service for us on each vesting date.

(7)

Represents restricted stock unit awards relating to 20,000 shares granted on February 27, 2019 (vesting commencement date of February 27, 2019), 25,000 shares granted on August 1, 2019 (vesting commencement date of August 1, 2019), and 40,000 shares granted on November 1, 2019 (vesting commencement date of November 15, 2019). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after each vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Mr. Xie's continued service for us on each vesting date.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information about the outstanding equity awards held by each of Mr. Hsieh, Mr. Kim, Dr. Gao and Mr. Xie as of December 31, 2020:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Ming Hsieh	—	—	—	—	—	—		—		—	—

Paul Kim(1)	—	—	—	—	—	91,563	(2)	4,770,432	(3)	—	—

Han Lin Gao(4)	—	—	—	—	—	10,313	(5)	537,307	(3)	—	—

Jian Xie(6)	—	—	—	—	—	258,438	(7)	13,464,619	(3)	—	—
(1)

In addition to any unvested shares of common stock subject to stock awards reflected in this table, Mr. Kim was also granted an award of 328,947 shares of our common stock in January 2016 as an inducement to entering into employment with us, which were fully vested on the grant date of the award, and 82,900 shares were held by Mr. Kim as of December 31, 2020.

(2)

Represents restricted stock unit awards relating to 20,000 shares granted on February 27, 2019 (vesting commencement date of March 1, 2019), 15,000 shares granted on August 1, 2019 (vesting commencement date of August 15, 2019), 40,000 shares granted on November 1, 2019 (vesting commencement date of November 15, 2019), and 40,000 shares granted on August 3, 2020 (vesting commencement date of August 3, 2020). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after each vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Mr. Kim's continued service for us on each vesting date.

(3)	The market value was determined by multiplying the unvested shares of common stock subject to the stock award by $52.10, the closing price of our common stock on December 31, 2020.
(4)

In addition to any unvested shares of common stock subject to stock awards reflected in this table, Dr. Gao was also granted an award of 2,105,263 shares of our common stock in October 2015, which were fully vested on the grant date of the award, and 800,000 shares were held by Dr. Gao as of December 31, 2020.

(5)

Represents a restricted stock unit award relating to 15,000 shares of our common stock granted on August 1, 2019 (vesting commencement date of August 15, 2019). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Dr. Gao's continued service for us on each vesting date.

(6)

In addition to any unvested shares of common stock subject to stock awards reflected in this table, Mr. Xie was also granted an award of 657,894 shares of our common stock in October 2015, which were fully vested on the grant date of the award, and 148,394 shares were held by Mr. Xie as of December 31, 2020.

(7)

Represents restricted stock unit awards relating to 20,000 shares granted on February 27, 2019 (vesting commencement date of February 27, 2019), 25,000 shares granted on August 1, 2019 (vesting commencement date of August 1, 2019), 40,000 shares granted on November 1, 2019 (vesting commencement date of November 15, 2019), and 200,000 shares granted on August 3, 2020 (vesting commencement date of August 3, 2020). The shares subject to the restricted stock unit award vest over a period of four years, with 1/4th of the total shares subject to the award vesting 12 months after each vesting commencement date, and 1/16th of the total shares subject to the award vesting at the end of every three-month period thereafter, subject to Mr. Xie's continued service for us on each vesting date.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

Our Board has established a compensation program for our directors who are not employees of our Company, which consists of cash and equity compensation as set forth below. Mr. Hsieh, who serves as our President, Chief Executive Officer and Chair of our Board, does not receive any additional compensation for his service as a director. We expect to continue to evaluate our compensation policies with respect to our non-employee directors.

Cash Compensation

All of our non-employee directors receive reimbursement for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board and committee meetings, as well as the following annual cash retainer fees for their service as directors, chairs of the committees of our Board and members of the committees of our Board:

Fee Amount ($)(1)
Annual Board Retainer Fee:
All non-employee directors	35,000
Annual Committee Chair Retainer Fees:(2)
Audit committee chair	15,000
Compensation committee chair	10,000
Nominating committee chair	6,000
Annual Committee Member Retainer Fees:(2)
Audit committee member	7,500
Compensation committee member	5,000
Nominating committee member	3,000

(1)	Directors, committee chairs and committee members receive pro-rated amounts of all annual retainer fees for any partial year of service.
(2)	Committee chair and member retainer fees are in addition to the annual Board retainer fee.

Equity Compensation

Subject to certain exceptions, each non-employee director who is initially appointed or elected to our Board is eligible to receive, on the date he or she first becomes a non-employee director, initial equity compensation of, at his or her election, a stock option award to acquire up to 20,000 shares of our common stock, a restricted stock unit award representing the right to receive 8,000 shares of our common stock or a combination of stock option and restricted stock unit awards that together relate to a number of shares of our common stock equivalent to the foregoing amounts.

In addition, each continuing non-employee director will be eligible to receive, on the date of each annual meeting of our stockholders, including the Annual Meeting, annual equity compensation of, at his or her election, a stock option award to acquire up to 5,000 shares of our common stock, a restricted stock unit award representing the right to receive 2,000 shares of our common stock or a combination of stock option and restricted stock unit awards that together relate to a number of shares of our common stock equivalent to the foregoing amounts.

All equity awards granted to our non-employee directors pursuant to our non-employee director compensation program will be granted under the Fulgent Genetics, Inc. Amended and Restated 2016 Omnibus Incentive Plan (the “2016 Plan) (or any successor to such plan) and will vest as follows: 1/4th of the total shares subject to the award will vest 12 months after the grant date and 1/16th of the total shares subject to the award will vest at the end of every three-month period thereafter, subject to the director’s continued service for us on each vesting date.

2020 Director Compensation

The following table summarizes all compensation earned by or paid or awarded to our non-employee directors in 2020:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	Total ($)
John Bolger(3)	58,000	57,300	115,300
Yun Yen(4)	53,500	—	53,500
Linda Marsh(5)	54,700	57,300	112,000

(1)

Ming Hsieh, Chair of our Board and our President and Chief Executive Officer, is not included in this table because he is an employee of our Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Hsieh as an employee of our Company is described under “Executive Compensation” above.

(2)

Calculated in accordance with FASB ASC Topic 718 to reflect the grant date fair value of awards on their respective grant dates. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements included in the Annual Report.

(3)

As of December 31, 2020, Mr. Bolger held the following outstanding equity awards: (i) restricted stock unit award granted on May 16, 2017 representing the right to receive 250 shares of our common stock; (ii) a stock option award granted May 18, 2018 to purchase 2,500 shares of our common stock at an exercise price of $3.925; (iii) a stock option award granted May 30, 2019 to purchase 5,000 shares of our common stock at an exercise price of $5.8098; and (viii) a stock option award granted on May 27, 2020 to purchase 5,000 shares of our common stock at an exercise price of $15.82. All such equity awards vest pursuant to the vesting schedule for director equity awards set forth in our non-employee director compensation program.

(4)	As of December 31, 2020, Dr. Yen held no outstanding equity awards.
(5)

As of December 31, 2020, Ms. Marsh held the following outstanding equity awards: (i) a stock option award granted on August 1, 2019 to purchase 20,000 shares of our common stock at an exercise price of $7.56; and (ii) a stock option award granted on May 27, 2020 to purchase 5,000 shares of our common stock at an exercise price of $15.82. All such equity awards vest pursuant to the vesting schedule for director equity awards set forth in our non-employee director compensation program.

EQUITY COMPENSATION PLANS

We currently maintain or have in the past maintained the following equity compensation plans: the 2016 Plan, and our predecessor’s Fulgent Therapeutics LLC Amended and Restated 2015 Equity Incentive Plan (the “Predecessor Plan”).

2016 Plan

We adopted the 2016 Plan on September 16, 2016 in connection with our initial public offering and subsequently amended the 2016 Plan in 2018 and 2020 to increase the number of shares of common stock authorized for issuance under the 2016 Plan by 2 million shares and 2.5 million shares, respectively. The 2016 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and other stock and cash-based awards (including annual cash incentives and long-term cash incentives). Shares issued under the 2016 Plan will be shares of our common stock. Incentive stock options may be granted only to our employees and employees of any parent or subsidiary corporation. All other awards may be granted to our employees, directors or consultants and to employees, directors or consultants of any affiliated entity, including Fulgent LLC.

Share Reserve. We have reserved for issuance pursuant to awards under the 2016 Plan 5,947,368 shares of our common stock plus 656,901 shares of our common stock that will be available for issuance solely pursuant to the converted Fulgent LLC awards discussed below. In general, shares subject to awards granted under the 2016 Plan that are not issued or that are returned to us, for example, because the award is forfeited, the shares are retained by us in satisfaction of amounts owed with respect to an award or the shares are surrendered in payment of an exercise or purchase price or tax withholding, will again become available for awards under the 2016 Plan.

Administration. The compensation committee or our Board will administer the 2016 Plan. The administrator has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares subject to each award and the vesting schedule of the awards, and to interpret the terms of the 2016 Plan and the award agreements. The administrator also has the authority to reduce the exercise prices of outstanding stock options and the base appreciation amount of any stock appreciation right if the exercise price or base appreciation amount exceeds the fair market value of the underlying shares, and to cancel such stock options and stock appreciation rights in exchange for new awards, in each case without stockholder approval.

Stock Options. The 2016 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code and non-qualified stock options. The exercise price of all options granted under the 2016 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. Not more than 5,947,368 shares of our common stock may be issued pursuant to incentive stock options granted under the 2016 Plan. After the continuous service of an option recipient terminates, the recipient’s options may be exercised, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Predecessor Plan

Historically, our predecessor, Fulgent LLC, granted to its employees and other service providers unit options, restricted share units and profits interest awards under the Predecessor Plan. The purpose of the Predecessor Plan was to offer selected persons a proprietary interest in Fulgent LLC. In connection with our initial public offering in September 2016, we completed a reorganization transaction in which Fulgent LLC became our wholly owned subsidiary and all then-outstanding equity interests in Fulgent LLC were equitably adjusted and converted into equivalent equity interests in our Company (the “Reorganization”). As a result, upon completion of the Reorganization, (i) all options to acquire units of Fulgent LLC that had been granted under the Predecessor Plan and were outstanding immediately before completion of the Reorganization were converted into option awards to acquire shares of our common stock that were granted under the 2016 Plan, and an individual’s rights with respect to the Fulgent LLC unit options were canceled; (ii) all restricted share units relating to units of Fulgent LLC that had been granted under the Predecessor Plan and were outstanding immediately before completion of the Reorganization were converted into restricted stock unit awards relating to our common stock that were granted under the 2016 Plan, and an individual’s rights with respect to the Fulgent LLC restricted share units were canceled; and (iii) all profits interest awards relating to units of Fulgent LLC that had been granted under the Predecessor Plan and were outstanding immediately before completion of the Reorganization were converted into common stock awards that were granted under the 2016 Plan, and an individual’s rights with respect to the Fulgent LLC profits interest awards were canceled. Following completion of the Reorganization, no awards remain outstanding under the Predecessor Plan and no further awards have been or will be granted under this plan, and the Predecessor Plan has been terminated.

The following is a description of the material terms of the Predecessor Plan:

Units Subject to the Predecessor Plan.  Before its termination, there were 15,300,000 common units of Fulgent LLC authorized for issuance under the Predecessor Plan. Before completion of the Reorganization, there were 4,493,000 common units of Fulgent LLC subject to outstanding options, 500,000 common units of Fulgent LLC subject to outstanding restricted share units and 10,000,000 outstanding common units of Fulgent LLC that constituted profits interests. Upon completion of the Reorganization, these options became options to acquire 591,112 shares of our common stock, these restricted share units became restricted stock units relating to

65,789 shares of our common stock, and these common units that constituted profits interests became 3,730,953 shares of our common stock.

Description of Awards.  Options represent a right to purchase common units of Fulgent LLC. The term of each option is 10 years from the grant date of the option. Restricted share units are notional units that represent an unfunded and unsecured right to receive common units of Fulgent LLC. Profits interest awards are a type of equity award containing a participation threshold that entitles the recipient of the award to participate in the value of Fulgent LLC only to the extent it appreciates from and after the grant date of the award. Vesting schedules vary from award to award, but, generally, 1/4th of the total Fulgent LLC common units subject to options and restricted share units vest one year after the grant date and 1/16th of the total Fulgent LLC common units subject to options and restricted share units vest at the end of every three-month period thereafter, and profits interest awards generally vest on the grant date. Options were not exercisable, whether or not vested, until the earlier of a liquidity event or incorporation, each as defined in the Predecessor Plan. An incorporation was deemed to have occurred upon completion of the Reorganization, at which time the options became immediately exercisable, to the extent vested. Restricted share units are settled no later than 30 days following the applicable vesting date. The Predecessor Plan provides for adjustments to the number and kind of units subject to grants made under the Predecessor Plan and the number and kind of units covered by an award in the event of a reorganization, recapitalization, merger or other changes in Fulgent LLC’s common units. The Predecessor Plan was set to expire pursuant to its terms on October 15, 2025. However, the manager of Fulgent LLC was authorized to amend, suspend or terminate the Predecessor Plan under certain circumstances, and no grants may be made after any such termination.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2020:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (3)
Equity compensation plans approved by security holders	2,371,761	$1.59	2,419,878
Equity compensation plans not approved by security holders	—	—	—
Total	2,371,761	$1.59	2,419,878

(1)	Of these shares, 286,902 were subject to stock options outstanding under the 2016 Plan, and 2,084,859 were subject to RSUs outstanding under the 2016 Plan.
(2)	This weighted-average exercise price is calculated based solely on outstanding stock options.
(3)	Represents 2,419,878 shares that remained available for future issuance under the 2016 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

In addition to compensation arrangements with executive officers and directors, which are described under “Executive Compensation” and “Director Compensation” above, described below are transactions and series of transactions since January 1, 2019 or that are currently proposed to which we were or will be a participant and in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at fiscal year-end for our last two completed fiscal years, and (ii) any of our directors, director nominees, executive officers or beneficial owners of more than 5% of any class of our equity, or any immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest.

FF Gene Biotech

On April 25, 2017, we, through an affiliated entity formed for the purpose of the relationship, entered into a cooperation agreement with Xilong Scientific Co., Ltd. (“Xilong Scientific”) and Fuzhou Jinqiang Investment Partnership (LP) (“FJIP”) to form a joint venture under the laws of the People’s Republic of China (“PRC”) called Fujian Fujun Gene Biotech Co., Ltd. (“FF Gene Biotech”). FF Gene Biotech was established to offer genetic testing services to customers in the PRC. Xilong Scientific is an affiliate of Xi Long USA, Inc. (“Xi Long”), a company which at one point owned greater than 10% of our common stock, and FJIP is owned by key management of FF Gene Biotech, including Dr. Gao, our Chief Scientific Officer and Laboratory Director, a large stockholder of our Company and the owner of approximately 25% of FJIP. FF Gene Biotech has a term of 50 years. FF Gene Biotech’s board of directors is composed of three directors, one of which has been appointed by us and two of which have been appointed by Xilong Scientific, and acts by majority vote on all matters except for certain exceptional matters that require unanimous consent.

Pursuant to the terms of the cooperation agreement, we have agreed to contribute to FF Gene Biotech genetic sequencing and other equipment with a total cost of 60,000,000 renminbi (“RMB”) over a five-year period for a 30% ownership interest in FF Gene Biotech, previously three-year per original agreement and amended in April 2019, Xilong Scientific has agreed to contribute to FF Gene Biotech 102,000,000 RMB over a five-year period for a 51% ownership interest in FF Gene Biotech, previously three-year per original agreement and amended in April 2019, and FJIP has agreed to contribute to FF Gene Biotech 19,000,000 RMB over a ten-year period for a 19% ownership interest in FF Gene Biotech, previously five-year per original agreement and amended in April 2019. As of December 31, 2020, we have purchased and contributed equipment with an aggregate fair value of $4.5 million pursuant to our contribution commitment under the cooperation agreement, of which, $1.4 million and $137,000 were purchased and contributed in 2020 and 2019, respectively, and we remain obligated to contribute 29.7 million RMB (or approximately $4.5 million U.S. dollars) pursuant to our contribution commitments under the cooperation agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, which provide these individuals with indemnification in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts, actually and reasonably incurred by such director and officer in any action or proceeding arising out of his or her service to us or any of our subsidiaries or any other company or enterprise to which the individual provides services at our request. Subject to certain limitations, these indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Additional Related Party Transactions

Linda Marsh, who is a member of the Board, is currently the Senior Executive Vice President of AHMC Healthcare. The Company performs genetic testing and other testing services, on an arms-length basis, for AHMC Healthcare, and the Company recognized $3.1 million in revenue in the year ended December 31, 2020. As of December 31, 2020, $1.8 million was owed to the Company by AHMC Healthcare, which is included in trade accounts receivable, net, in the accompanying Consolidated Balance Sheets, in connection with this relationship.

The Spouse of the Company’s founder, Chief Executive Officer and Chairman of the Board, Ming Hsieh, is the owner of JEM Enterprise (“JEM”). In the year ended December 31, 2020, the Company purchased $200,000 of office furniture and supplies from JEM. The Company believed $200,000 was a fair market price for the furniture purchased. As of December 31, 2020, zero was owed to JEM by the Company in connection with this relationship.

Mr. Hsieh is also the owner of PTJ Associates Inc. (“PTJ”). PTJ provides flight services to the Company on an arms-length basis. In the year ended December 31, 2020, the Company incurred $343,000 in expenses for flights between California and Texas to transport employees and supplies. As of December 31, 2020, $94,000 was owed to PTJ by the Company, which is included in accounts payable in the accompanying Consolidated Balance Sheets, in connection with this relationship.

The Company and Fulgent Pharma LLC, the Company’s former subsidiary, are party to shared services arrangements where research and development and administrative services and office space and equipment are provided between the companies, on an arms-length basis. Ming Hsieh is the Manager and a member of Fulgent Pharma LLC. During the year ended December 31, 2020, amounts for research and development services rendered by Fulgent Pharma LLC were $427,000 and costs allocated to Fulgent Pharma, LLC were $52,000. Costs allocated to Fulgent Pharma LLC were not significant during the year ended December 31, 2019. As of December 31,

2020, $409,000 was owed to Fulgent Pharma LLC by the Company, which is included in accrued liabilities in the accompanying Consolidated Balance Sheets, and as of December 31, 2019, $26,000 was owed to the Company by Fulgent Pharma, which is recorded in other receivable in other current assets in the accompanying Consolidated Balance Sheet, in connection with these relationships.

In December 2020, Tiffany Hsieh, the daughter of our Chief Executive Officer and Chairman of the Board, Ming Hsieh, began working for the Company as an Interaction Designer in the marketing department. In connection with the commencement of her employment with the Company, she received a grant 10,000 restricted stock units. Prior to her employment with the Company, Ms. Hsieh served as a consultant for the Company. In connection with her consulting services, she received a grant 4,000 restricted stock units for the year December 31, 2020.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy to establish policies and procedures for the review and approval or ratification of all related person transactions. This policy provides that our related persons, which consist of our executive officers, directors, director nominees, beneficial owners of more than 5% of our common stock and all immediate family members of and entities affiliated with any of the foregoing persons, are not permitted to enter into a material transaction in which we are a participant without the prior review and approval of our audit committee, or a special committee composed solely of disinterested directors in the event it is inappropriate for our audit committee to review the transaction due to a conflict of interest, where a “material transaction” constitutes a transaction in which the amount involved exceeds or is expected to exceed $120,000 in any calendar year. In reviewing, considering and approving or rejecting any such material transaction, our related person transaction policy requires consideration of the facts and circumstances available to and deemed relevant by our audit committee or special committee, as applicable, including, among others, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information known to us regarding the beneficial ownership of our common stock as of March 26, 2021, for:

•	each of our directors and director nominees;
•	each of our executive officers;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who beneficially owns more than 5% of our common stock.

We have determined beneficial ownership in accordance with applicable SEC rules. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to stock options, restricted stock units or other derivative securities held by that person that are currently exercisable or convertible or that will become exercisable or convertible within 60 days after March 26, 2021, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. We calculated percentage ownership based on 28,989,270 shares of common stock outstanding as of March 26, 2021. Except as otherwise indicated by the footnotes below, we believe, based on information furnished or otherwise available to us, that the persons named in the table below have sole voting and sole investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property or similar laws. The information in the table below is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in this table does not constitute an admission of beneficial ownership of the shares.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Class
Directors and Executive Officers:
Ming Hsieh(1)	7,897,115	27%
John Bolger(2)	313	*
Linda Marsh(3)	8,750	*
Yun Yen	—	*
Paul Kim(4)	89,513	*
Han Lin Gao(5)	804,650	3%
Jian Xie(6)	93,413	*
All directors and executive officers as a group (seven persons)	8,893,754	31%
Other 5% Stockholders:
BlackRock, Inc.(7)	1,984,867	7%

*Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 7,895,115 shares of our common stock held of record by The Ming Hsieh Trust, over which Mr. Hsieh possesses sole voting and dipositive power as the trustee, and (ii) 2,000 shares of our common stock held of record by minor children under Uniform Transfers to Minors Act accounts, over which Mr. Hsieh possesses sole voting and dispositive power as the sole custodian of the accounts.

(2)	Consists of 313 shares of our common stock subject to stock options granted to Mr. Bolger that are currently exercisable or will become exercisable within 60 days after March 26, 2021.
(3)	Consists of 8,750 shares of our common stock subject to stock options granted to Ms. Marsh that are currently exercisable or will become exercisable within 60 days after March 26, 2021.
(4)

Consists of (i) 86,076 shares of our common stock held of record by Mr. Kim, and (ii) 3,437 shares of our common stock subject to restricted stock unit awards granted to Mr. Kim that will vest and settle within 60 days after March 26, 2021.

(5)

Consists of (i) 803,713 shares of our common stock held of record by Dr. Gao, and (ii) 937 shares of our common stock subject to a restricted stock unit award granted to Dr. Gao that will vest and settle within 60 days after March 26, 2021.

(6)

Consists of (i) 89,351 shares of our common stock held of record by Mr. Xie, and (ii) 4,062 shares of our common stock subject to restricted stock unit awards granted to Mr. Xie that will vest and settle within 60 days after March 26, 2021.

(7)

Consists of 1,984,867 shares of our common stock held of record by BlackRock, Inc., based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2021 and reflecting information as of December 31, 2020 According to such Schedule 13G, the address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

AUDIT COMMITTEE REPORT

The audit committee is responsible for overseeing our financial reporting policies and procedures on behalf of the Board. In performing its responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements included in the Annual Report with management, and has discussed with D&T, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees.” The audit committee has also received the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding D&T’s communications with the audit committee concerning independence, and has discussed with D&T its independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee:

John Bolger, Chair

Yun Yen

Linda Marsh

This audit committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This audit committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

OTHER MATTERS

Delinquent Section 16(a) Reports

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that a Form 4 was not timely filed with respect to a sale of 441 shares of the Company’s common stock by our Chief Operating Officer on August 28, 2020 to generate proceeds used to satisfy tax withholding obligations that arose upon the vesting of certain restricted stock units previously granted to him. This Form 4 should have been filed with the SEC on or before September 1, 2020, however, the Form was not filed until September 23, 2020.

Stockholder Proposals and Director Nominations for Our 2022 Annual Meeting

Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a‑8 under the Exchange Act and intended to be presented at our 2022 annual meeting of stockholders and considered for inclusion in our proxy materials for that meeting must be received by us between November 21, 2021 and January 20, 2022 if our 2022 annual meeting is held between April 20, 2022 and June 19, 2022 or, if our 2022 annual meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting.  Additionally, our bylaws provide that a stockholder must have given timely written notice to the Company of any proposal that is sought to be considered for inclusion in our proxy materials.  To be timely for our 2022 annual meeting of stockholders, a stockholder’s written notice must be delivered to or mailed and received at the address of our principal executive offices no earlier than October 22, 2021 and no later than December 21, 2021 if our 2022 annual meeting is held between April 20, 2022 and June 19, 2022 or, if our 2022 annual meeting is not held within these dates, no later than the close of business on the later of (i) the 90th day before the date of our 2022 annual meeting or (ii) the 15th day following the date on which public announcement of the date of our 2022 annual meeting is first made.  A stockholder’s notice to the Company must also comply with all other requirements of Rule 14a‑8, including delivery of proof of ownership of our common stock in accordance with Rule 14a‑8(b)(2), and must set forth, as to each proposal the stockholder seeks to bring before the meeting, all of the information required by our bylaws.

Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting But Not Included in Our Proxy Materials

Our bylaws also provide that a stockholder must have given timely written notice to the Company of any director nomination or other proposal that is not sought to be considered for inclusion in our proxy materials. To be timely for our 2022 annual meeting of stockholders, a stockholder’s written notice must be delivered to or mailed and received at the address of our principal executive offices no less than the 90th day before the date of our 2022 annual meeting. A stockholder’s notice to the Company must set forth, as to each director nominee or other proposal the stockholder proposes to bring before the meeting, all of the information required by our bylaws. We will not entertain any director nominations or other proposals at our 2022 annual meeting that do not meet the requirements set forth in our bylaws. If we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our judgment on any such stockholder proposal or director nomination.

Other Business at the Annual Meeting

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals we have designated as proxies for the Annual Meeting, who are named in the accompanying proxy card, will have discretionary authority to vote for or against any such matter. It is the intention of such individuals to vote the shares represented by proxy at the Annual Meeting in accordance with their judgment.

* * * * *

For further information about our Company, please refer to our Annual Report, which accompanies this Proxy Statement and is available on our website, www.fulgentgenetics.com. Our annual report on Form 10-K for the year ended December 31, 2020, which is part of the Annual Report, was filed with the SEC on March 8, 2021.

By order of the Board,

/s/ Ming Hsieh
Ming Hsieh
President and Chief Executive Officer
Temple City, California
April 1, 2021

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 9:00am, (Pacific Time), on May 20, 2021. Online Go to www.envisionreports.com/FLGT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FLGT 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: 01 - Ming Hsieh 04 - Linda Marsh For Withhold For Withhold For Withhold 02 - John Bolger 03 - Yun Yen 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03FP1A

Fulgent Genetics, Inc. 2021 Annual Meeting of Stockholders Thursday, May 20, 2021, 9:00am local time 4401 Santa Anita Ave., Suite 214 El Monte, CA 91731 Upon arrival, please present this admission ticket and photo identification at the registration desk. The 2021 Annual Meeting of Stockholders of Fulgent Genetics, Inc. will be held on May 20, 2021 at 9:00am local time Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/FLGT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FLGT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Fulgent Genetics, Inc. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2021 Ming Hsieh and Paul Kim, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fulgent Genetics, Inc. to be held on May 20, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the director nominees to the Board of Directors and FOR item 2 (Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.